Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

Exhibit 5.1

August 29, 2025

StoneX Group Inc. 230 Park Ave, 10th Floor New York, NY 10169

Ladies and Gentlemen:

StoneX Group Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Prospectus Supplement dated August 29, 2025 (the “Prospectus Supplement”) to the Company’s Registration Statement on Form S-3 filed on February 20, 2025 (File No. 333-285071) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the registration for resale by the selling stockholders identified in the Prospectus Supplement (the “Selling Stockholders”) of up to an aggregate of 3,085,554 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be sold from time to time by the Selling Stockholders.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the Shares have been validly issued and fully paid and are non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP